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                     SECURITIES  AND  EXCHANGE  COMMISSION
                            WASHINGTON, D.C.  20549



                               ----------------


                                   FORM  8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                        SECURITIES EXCHANGE ACT OF 1934


                               ----------------





                       DATE OF REPORT: FEBRUARY 28, 1997


                        SANTA FE ENERGY RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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

           DELAWARE                                 1-7667                                     36-2722169
 (STATE OR OTHER JURISDICTION                (COMMISSION FILE NO.)                          (I.R.S. EMPLOYER
      OF INCORPORATION)                                                                   IDENTIFICATION NO.)


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                              1616 SOUTH VOSS ROAD
                                 SUITE NO. 1000
                              HOUSTON, TEXAS                77057
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)    (ZIP CODE)




                                 (713) 507-5000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



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ITEM 5.  OTHER EVENTS.

RIGHTS AGREEMENT

                On February 19, 1997, the Board of Directors of Santa Fe Energy Resources, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.01 per share, of the Company (the "Common Stock"). The dividend is payable on March 3, 1997 (the "Record Date") to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating
Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Stock") at a price of $42.00 (subject to adjustment as provided in the Rights Agreement) (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Chicago Trust Company of New York, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) 10 business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") have acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto. The date of the first public announcement that a person has become an Acquiring Person is referred to as the "Stock Acquisition Date."

         The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on the earlier of (i) the close of business on March 3, 2000 and (ii) the close of business on the second





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anniversary of the distribution to the Company's common stockholders of the shares of common stock of Monterey Resources, Inc. owned by the Company (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

         The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock; (ii) upon the grant to holders of the shares of Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then-current market price of the Preferred Stock; or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above).

         The number of outstanding Rights and the number of one one-hundredths of a share of Preferred Stock issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date. If the Company shall pay any dividend or distribution to the holders of its Common Stock consisting of evidences of indebtedness or assets (excluding quarterly cash dividends), prior to the Dissolution Date, then the Purchase Price is also subject to adjustment.

         Preferred Stock purchasable upon exercise of the Rights will be nonredeemable. Each share of Preferred Stock will have a minimum preferential quarterly dividend rate of $1.00 per share, but will be entitled to an aggregate dividend of 100 times the dividend declared on the Common Stock. In the event of liquidation, the holders of the Preferred Stock will receive a preferential liquidation payment equal to the greater of $100 or 100 times the payment made per share of Common Stock. Each share of Preferred Stock will have 100 votes, voting together with the Common Stock. Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the value of one one-hundredth interest in a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

         In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by an Acquiring Person (which will be void), will upon exercise have the right to receive, upon the exercise thereof at the then-current exercise price of the





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Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will upon exercise have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the exercise price of the Right.

         At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one one-hundredth of a share of Preferred Stock (or of a share of a class or series of the Company's preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts) and, in lieu thereof an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading day prior to the date of exercise.

         At any time prior to the close of business on the 10th business day after the Stock Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         For so long as the Rights are then redeemable, the Company may in its sole and absolute discretion amend the Rights Agreement without the consent of the holders of the Rights, except that no amendment can be made to reduce the Redemption Price. At such time as the Rights have become non-redeemable, the terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, except that (i) no amendment can be made to reduce the Redemption Price, (ii) no amendment may adversely affect the interests of the holders of the Rights and (iii) the redemption right cannot be reinstated.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.





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         Additional information regarding the Rights is set forth in the Rights
Agreement, including the revised summary thereof, which is filed herewith as
Exhibit 4.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         4.1     Rights Agreement dated as of March 3, 1997.





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                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 SANTA FE ENERGY RESOURCES, INC.



                                 By: /s/ David L. Hicks
                                     ------------------------------
                                     David L. Hicks
                                     Vice President--Law and General Counsel


Date: February 28, 1997





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                               INDEX TO EXHIBITS

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EXHIBIT
NUMBER                 DESCRIPTION
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4.1                    Rights Agreement dated as of March 3, 1997.
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